Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB-2 of Pointstar Entertainment Corporation, of our report dated June 2, 2006 on our audit of the financial statements of Pointstar Entertainment Corporation as of April 30, 2006, and the results of its operations and cash flows for the period ended April 30, 2006 from inception March 8, 2006, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
June 6, 2006



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